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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):  July 16, 1998
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                           JENNIFER CONVERTIBLES, INC.
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             (Exact Name of Registrant as Specified in its Charter)

        DELAWARE                      1-9681                   11-2824646
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(State or other jurisdiction     (Commission File            (IRS Employer
     of incorporation)               Number)               Identification No.)

419 Crossways Park Drive WOODBURY, NEW YORK                                11797
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(Address of principal executive offices)

Registrant's Telephone Number, including area code: (516) 496-1900
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                 (Former Address, if changed since last report)

Item 5:  OTHER EVENTS

         As previously disclosed, the settlement agreements among Jennifer Convertibles, Inc. (the "Company"), a related private company (the "Private Company") and others may be terminable upon written notice by the Company or the Private Company if not previously approved by the Court. Although the Company disputes the Private Company's position that the agreements are so terminable, there can be no assurance that the Company will prevail in such dispute. By letter dated July 16, 1998, the Company received written notice from the Private Company that it was terminating two of the settlement agreements which it believes will result in termination of the settlement agreement in the derivative actions. The parties are negotiating to reach a new settlement, although there can be no assurance as to its terms or that the parties will enter into an agreement at all.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: July 20, 1998

                                   JENNIFER CONVERTIBLES, INC.



                                   By:  /s/ HARLEY J. GREENFIELD
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                                            Harley J. Greenfield,
                                            Chairman and Chief Executive Officer